                                                     Exhibit "A"

                  KENTUCKY NATIONAL BANK
    ORGANIZATIONAL STOCK OPTION AND INCENTIVE PLAN


     1.  PURPOSE OF THE PLAN.

     The purpose of this Plan is to advance the interests of the Bank through providing select key Employees of the Bank with the opportunity to acquire Shares. By encouraging such stock ownership, the Bank seeks to attract, retain and motivate the best available personnel for positions of substantial respon-sibility and to provide additional incentives to key Employees of the Bank to promote the success of the business.

     2.  DEFINITIONS.

     As used herein, the following definitions shall apply.

     (a) "AFFILIATE" shall mean any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     (b) "AGREEMENT" shall mean a written agreement entered into in accordance with Paragraph 5(c).

     (c)  "BANK" shall mean Kentucky National Bank.

     (d) "BOARD" shall mean the Board of Directors of the Bank.

     (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     (f)  "COMMITTEE" shall mean both the Stock Option
Committee appointed by the Board in accordance with Paragraph
5(a) hereof, and the Board.

     (g) "COMMON STOCK" shall mean the common stock of the Bank.

     (h) "CONTINUOUS SERVICE" shall mean the absence of any interruption or termination of service as an Employee of the Bank or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank, in the case of transfers between payroll locations of the Bank or between the Bank, an Affiliate or a successor.

     (i) "DIRECTOR" shall mean any member of the Board, and any member of the board of directors of any Affiliate that the Board has by resolution designated as being eligible for participation in this Plan.

     (j) "DISABILITY" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Bank or an Affiliate.

     (k) "EFFECTIVE DATE" shall mean the date specified in Paragraph 12 hereof.

     (l) "EMPLOYEE" shall mean any person employed by the Bank or an Affiliate.

     (m)  "EXERCISE PRICE" shall mean the price per Optioned
Share at which an Option may be exercised.



     (n) "ISO" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.

     (o) "MARKET VALUE" shall mean the fair market value of the Common Stock, as determined by the Committee in its discretion.

     (p) "OCC" shall mean the Office of the Comptroller of the Currency.

     (q) "OPTION" shall mean a stock option issued pursuant to the Plan.

     (r) "OPTIONED SHARES" shall mean Shares subject to an Option granted pursuant to this Plan.

     (s) "PARTICIPANT" shall mean any person who receives an Option pursuant to the Plan.

     (t)  "PLAN" shall mean this Kentucky National Bank
Organizational Stock Option and Incentive Plan.

     (u)  "SHARE" shall mean one share of Common Stock.

     (v) "YEAR OF SERVICE" shall mean a full twelve-month period, measured from the date of an Option and each annual anniversary of that date, during which a Participant has not terminated Continuous Service for any reason.

     3.  TERM OF THE PLAN AND OPTIONS.

     (a) TERM OF THE PLAN. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after ten years from the Effective Date.

     (b) TERM OF OPTIONS. The term of each Option granted under the Plan shall be ten years from the Effective Date.

     4.  SHARES SUBJECT TO THE PLAN.

     (a) GENERAL RULE. Except as otherwise required under Paragraph 11, the aggregate number of Shares deliverable pursuant to Options shall not exceed the number of Shares required to satisfy the automatic grants provided in Paragraph 6(a) hereof, and in no event shall exceed 16,000 shares. Such Shares may be authorized but unissued Shares. If any Options should expire, become unexercisable, or be forfeited for any reason without having been exercised, the Optioned Shares shall not be available for the grant of additional Options under the Plan.

     5.  ADMINISTRATION OF THE PLAN.

     (a) COMPOSITION OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are non-employee Directors. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

     (b) POWERS OF THE COMMITTEE. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (ii) to interpret the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

     (c) AGREEMENT. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Bank and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.
 The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.
In particular, the Committee shall set forth in each Agreement
(i) the Exercise Price of an Option, (ii) the number of Shares subject to the Option, and its expiration date, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option. The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Bank and to cause them to be delivered to the recipients of Options.

     (d) EFFECT OF THE COMMITTEE'S DECISIONS. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

     (e) INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Bank in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Bank's governing instruments with respect to the indemnification of Directors.

     6.  GRANT OF OPTIONS.

     (a) AUTOMATIC GRANTS. On the Effective Date, each of the following Participants shall receive an Option (in the form of an ISO, to the extent permissible under the Code) to purchase a number of Shares up to but not exceeding the lesser of (i) the number of Shares purchased by the Employee upon the formation of the Bank, and (ii) the number of Shares listed below:

                                          NUMBER OF SHARES
       PARTICIPANT                 RESERVED UNDER PARAGRAPH 4(a)
       -----------                 -----------------------------
    Lawrence P. Calvert                        6,000
    Ronald J. Pence                            6,000
    Larry F. Witten                            4,000

With respect to each of the above-named Participants, the Option granted to the Participant hereunder (i) shall vest in accor-dance with the general rule set forth in Paragraph 8(a) of the Plan, (ii) shall have a term of ten years from the Effective Date, and (iii) shall be subject to the general rule set forth in Paragraph 8(c) with respect to the effect of a Participant's termination of Continuous Service on the Participant's right to exercise his Options.

     (b) SPECIAL RULES FOR ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Bank or any present or future Affiliate of the Bank) shall not exceed $100,000.

     7.  EXERCISE PRICE FOR OPTIONS.

     The Exercise Price per Share shall be equal to the greater of (i) $25.00, and (ii) per Share Market Value of the Common
Stock on the date of grant.

     8.  EXERCISE OF OPTIONS.

     (a) GENERALLY. The Options granted to Messrs. Calvert and Pence shall become exercisable with respect to thirty-three and one-third percent (33 1/3%) of the Optioned Shares per Year of Service after the grant date, up to 100%, provided actual revenues of the Bank meet or exceed projected revenues of the Bank (as contained in the Bank's Business Plan) for such Year of Service. The Option granted to Mr. Witten shall become exercisable with respect to thirty three and one-third percent (33 1/3%) of the Optioned Shares per year of service, up to 100%, provided Mr. Witten attains certain performance goals established by the Board. An Option shall become fully (100%) exercisable immediately upon termination of the Participant's Continuous Service due to the Participant's Disability, death, normal retirement at or after age 62, early retirement after attaining age 55 with 10 years of service, or upon a Change in Control. An Option may not be exercised for a fractional Share.

     (b) PROCEDURE FOR EXERCISE. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Bank (contemporaneously with delivery of such notice) in cash, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Bank at its executive offices.

     (c) PERIOD OF EXERCISABILITY. Except to the extent otherwise provided in the terms of an Agreement, an Option may be exercised by a Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of --

          (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Bank (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

          (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within three years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

          (3)  Disability, then to the extent that the
     Participant would have been entitled to exercise the Option immediately prior to his Disability, such Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire.

     (d) EFFECT OF THE COMMITTEE'S DECISIONS. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

     (e) EXERCISE OR FORFEITURE REQUIREMENT. Options shall be required to be exercised immediately or be forfeited in the event the Bank's regulatory capital falls below the minimum requirements established by the OCC.

     9.  EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

     (a) RECAPITALIZATIONS; STOCK SPLITS, ETC. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options, and the Exercise Price thereof, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Bank which results from a merger, consolidation, recapitaliza-tion, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Bank.

     (b) TRANSACTIONS IN WHICH THE BANK IS NOT THE SURVIVING ENTITY. In the event of (i) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Bank's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options, together with the Exercise Prices thereof, shall be equitably adjusted for any change or exchange of Shares for a different number or kind of shares or other securities which results from the Transaction.

     (c) SPECIAL RULE FOR ISOs. Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

     (d) CONDITIONS AND RESTRICTIONS ON NEW, ADDITIONAL, OR DIFFERENT SHARES OR SECURITIES. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

     (e) OTHER ISSUANCES. Except as expressly provided in this Paragraph, the issuance by the Bank or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan.

     10.  NON-TRANSFERABILITY OF OPTIONS.

     Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

     11.  TIME OF GRANTING OPTIONS.

     The date of grant of an Option shall, for all purposes, be the later of the date on which the Committee makes the deter-mination of granting such Option, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     12.  EFFECTIVE DATE.

     The Plan shall become effective on the date on which the Bank commences business operations.

     13.  MODIFICATION OF OPTIONS.

     At any time, and from time to time, the Board may autho-rize the Committee to direct execution of an instrument pro-viding for the modification of any outstanding Option, provided no such modification shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Option.

     14.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may from time to time amend the terms of the Plan, or suspend or terminate the Plan. No amendment, sus-ension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

     15.  CONDITIONS UPON ISSUANCE OF SHARES.

     (a) COMPLIANCE WITH SECURITIES LAWS. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) SPECIAL CIRCUMSTANCES. The inability of the Bank to obtain approval from any regulatory body or authority deemed by the Bank's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Bank may re-quire the person exercising the Option to make such represen-tations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

     (c) COMMITTEE DISCRETION. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

     16.  RESERVATION OF SHARES.

     The Bank, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     17.  WITHHOLDING TAX.

     The Bank's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Bank withhold Shares, or to deliver to the Bank Shares that he already owns, having a value equal to the amount required to be withheld. The value of the Shares to be withheld, or delivered to the Bank, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alter-native, the Bank may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     18.  NO EMPLOYMENT OR OTHER RIGHTS.

     In no event shall an Employee's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, or any other party to continue service the Bank, or any Affiliate of such corpora-tions. Except to the extent provided in Paragraphs 6(a), no Employee shall have a right to be granted an Option or, having received an Option, the right to again be granted an Option.

     19.  GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, except to the extent that federal law shall be deemed to apply.